Form 10-K, Exhibit 13
period 2002-12-31
VSE CORP
filed 2003-03-10
CIK 102752

Exhibit 13

Selected Quarterly Data (Unaudited)
-----------------------------------------------------------------------------
(in thousands, except earnings per share)

                                                       2002 Quarters
                                                       -------------
                                              1st      2nd      3rd      4th
                                              ---      ---      ---      ---
Revenues . . . . . . . . . . . . . . . .   $29,080  $36,353  $37,836  $31,110
                                           =======  =======  =======  =======
Gross profit . . . . . . . . . . . . . .   $   264  $   518  $   484  $   807
                                           =======  =======  =======  =======
Net income . . . . . . . . . . . . . . .   $   119  $   274  $   257  $     2
                                           =======  =======  =======  =======
Basic earnings per share:

Net income per share . . . . . . . . . .   $   .06  $   .12  $   .12  $   .00
                                           =======  =======  =======  =======
Weighted average shares outstanding  . .     2,151    2,174    2,182    2,183
                                           =======  =======  =======  =======
Diluted earnings per share:

Net income per share . . . . . . . . . .   $   .06  $   .12  $   .12  $   .00
                                           =======  =======  =======  =======
Weighted average shares outstanding  . .     2,151    2,200    2,205    2,205
                                           =======  =======  =======  =======

                                                       2001 Quarters

                                              1st      2nd      3rd      4th
                                              ---      ---      ---      ---
Revenues . . . . . . . . . . . . . . . .   $30,442  $24,633  $28,986  $27,511
                                           =======  =======  =======  =======
Gross profit . . . . . . . . . . . . . .   $   494  $   623  $   374  $    91
                                           =======  =======  =======  =======
Net income . . . . . . . . . . . . . . .   $   256  $   334  $   211  $    54
                                           =======  =======  =======  =======
Basic earnings per share:

Net income per share . . . . . . . . . .   $   .12  $   .16  $   .10  $   .02
                                           =======  =======  =======  =======
Weighted average shares outstanding  . .     2,126    2,131    2,146    2,147
                                           =======  =======  =======  =======
Diluted earnings per share:

Net income per share . . . . . . . . . .   $   .12  $   .16  $   .10  $   .02
                                           =======  =======  =======  =======
Weighted average shares outstanding  . .     2,126    2,131    2,146    2,147
                                           =======  =======  =======  =======